Exhibit 99.1

Patriot National Acquires Vikaran Solutions, LLC

FORT LAUDERDALE, FL., April 20, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of outsourcing solutions to the insurance industry, announced today that it has acquired Vikaran Solutions, LLC (Vikaran), a Chicago-based technology company that provides software and services to the property and casualty industry.

As part of the transaction, Patriot National has also entered into a definitive agreement to purchase all outstanding stock of MPCS Pvt. LTD (MPCS), Vikaran’s state-of-the-art software development center in Pune, India. The MPCS transaction is expected to close on or about April 30, 2015. The total purchase price for both entities is approximately $10 million. Vikaran has estimated 2015 EBITDA to be around $322,000 and this excludes any synergies related to the transaction.

Vikaran and MPCS will become part of the company’s technology subsidiary, Patriot Technology Solutions. These acquisitions will expand Patriot National’s technology product offerings and provide an outsourcing platform in India.

“The acquisitions of Vikaran and MPCS gives us the ability to rapidly expand our technology-based service offerings,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “The team at Vikaran built our proprietary Workers’ Compensation Expert system, and together they bring extensive experience in technical consulting, design and development for the commercial and workers’ compensation insurance industry. We will also add several new insurance companies to our growing list of clients and over 70 highly trained programmers.”

“We are very excited and pleased with the possibilities that are opened up by Patriot’s acquisition of Vikaran. This is a huge win, not only for both companies but also for our current and future customers. Vikaran’s innovative technology platform coupled with Patriot National’s deep business and operational expertise creates a unique value proposition in the insurance marketplace. The added credibility of a strong balance sheet and public-company transparency will enhance our competitive position in the marketplace. We’re looking forward to changing the fundamental way that insurance companies evaluate, purchase and deploy technology in their business,” said Sandeep Mehta, CEO of Vikaran.

“Our goal at Patriot is to deliver innovative technology and insurance solutions unmatched by any other provider. We have collaborated with Vikaran and MPCS for several years and I have the highest level of respect and confidence in their technical skills, innovative thinking and ability to execute. With the addition of Vikaran’s core product, we offer a complete insurance value-chain solution which meets the needs of all our current and potential clients. We are delighted to welcome them to our team,” said Judith Haddad, President of Patriot Technology Solutions, Patriot National’s technology subsidiary.

About Patriot National

Patriot National is a national provider of comprehensive outsourcing solutions within the workers’ compensation marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, technology outsourcing, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with nine regional offices around the country.

Patriot National, Inc.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “will,” “plan,” and “expect,” or, in each case, their negative or other variations or comparable terminology. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the impact of the transaction on EBITDA, the Company’s customer base and its operations, as well as the matters discussed under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Although the Company bases these forward-looking statements on assumptions that it believes are reasonable when made, it cautions the reader that forward-looking statements are not guarantees of future performance and that its actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement made in this press release speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Lisa Mueller, (310) 622-8231

Paige Hart, (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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